Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402 (Zip Code)
(Address of principal executive offices)

Gagendra Hiralal

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 951-8500

(Name, address and telephone number of agent for service)

ALERE INC.

See Table of Additional Registrants Below

(Issuer with respect to the Securities)

Delaware	04-3565120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

51 Sawyer Road, Suite 200 Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

6.500% Senior Subordinated Notes due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

The direct and indirect wholly owned domestic subsidiaries of Alere Inc. listed in the table below are expected to guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Alere Accountable Care Solutions, LLC	Delaware	45-4003108
Alere Health, LLC	Delaware	26-2564744
Alere Health Improvement Company	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere Informatics, Inc.	Virginia	54-1708417
Alere International Holding Corp.	Delaware	20-0963463
Alere North America, LLC	Delaware	26-1444559
Alere of New York, Inc.	New York	58-1873062
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellbeing, Inc.	Delaware	20-0231080
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
ATS Laboratories, Inc.	Delaware	45-3168051
Avee Laboratories, Inc.	Florida	26-3693303
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
eScreen, Inc.	Delaware	95-4810460
First Check Diagnostics, LLC	Delaware	20-8329751
Global Analytical Development LLC	Florida	27-2047994
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Ionian Technologies, Inc.	Delaware	91-2089242
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Pembrooke Occupational Health, Inc.	Virginia	54-1522061
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RTL Holdings, Inc.	Delaware	20-4371685
Screen Tox, Inc.	Florida	26-3247189
Selfcare Technology, Inc.	Delaware	04-3383533
Standing Stone, Inc.	Delaware	06-1575899
ZyCare, Inc.	North Carolina	56-1398496

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 17th of June, 2013.

By:	/s/ Gagendra Hiralal
Gagendra Hiralal Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 17, 2013

By:	/s/ Gagendra Hiralal
Gagendra Hiralal Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2013

($000’s)

3/31/2013
Assets
Cash and Balances Due From	$6,932,431
Depository Institutions
Securities	74,769,168
Federal Funds	45,892
Loans & Lease Financing Receivables	218,577,592
Fixed Assets	5,068,178
Intangible Assets	12,739,644
Other Assets	27,654,064

Total Assets	$345,786,969

Liabilities
Deposits	$251,849,922
Fed Funds	3,545,914
Treasury Demand Notes	0
Trading Liabilities	512,718
Other Borrowed Money	32,387,140
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	12,747,015

Total Liabilities	$305,779,029

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	24,357,498
Minority Interest in Subsidiaries	$1,498,952

Total Equity Capital	$40,007,940

Total Liabilities and Equity Capital	$345,786,969